Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234081 on Form S-8 of Powerfleet, Inc. of our report dated June 27, 2025 appearing in this Annual Report on Form 11-K of I.D. Systems, Inc. 401(k) Plan for the year ended December 31, 2024.

/s/ CROWE LLP

Chicago, Illinois

June 27, 2025